UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

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TOOTSIE ROLL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Tootsie Roll Industries, Inc. Announces Intention To Adjourn 2020 Annual Meeting Of Stockholders To August 31, 2020

Chicago, IL, April 28, 2020 (GLOBE NEWSWIRE) -- On April 28, 2020, Tootsie Roll Industries, Inc. (NYSE: TR) announced its intention to adjourn its Annual Meeting of Shareholders due to the COVID-19 Pandemic to August 31, 2020. The adjourned meeting will be held at 9:00 A.M., Eastern Daylight Savings Time in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia.

Tootsie Roll Industries, Inc. (the “Company”) previously provided notice to shareholders that its 2020 Annual Meeting of Shareholders will be held at 9:00 A.M., Eastern Daylight Savings Time in Room 1200, Mutual Building, 909 East Main Street, Richmond, Virginia on May 4, 2020. The Company intends to call the meeting to order and immediately adjourn the meeting to Monday, August 31, 2020 at 9:00 A.M.

Please note that the proxy card included with the previously distributed proxy materials will not be updated to reflect the adjournment and may continue to be used to vote shares in connection with the Annual Meeting.  If you have already voted, you do not need to vote again.

No business will be conducted at the meeting on May 4, 2020 other than to adjourn the meeting to a later date. Announcement of the voting results of the meeting will be deferred until the adjourned meeting.